UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: July 29, 2016
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
On July 29, 2016, one of our subsidiaries, Hornbeck Offshore Services, LLC, as borrower, and Hornbeck Offshore Services, Inc., or the Company, as parent guarantor, entered into an amendment, or the First Amendment, to its existing senior secured revolving credit facility, dated as of February 6, 2015, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, or the Second Amended and Restated Credit Agreement, governing the remaining forty-two (42) months of the five-year facility.
Pursuant to the terms of the Second Amended and Restated Credit Agreement as amended by the First Amendment, or the Amended Facility, our borrowings will initially be limited to $200.0 million unless we have obtained the lenders' concurrence with an accordion feature to increase their commitments in excess of $200.0 million up to $400.0 million and are in compliance with the terms of the indentures governing our senior notes with respect to the incurrence of additional indebtedness. Pursuant to the indentures governing the senior notes, unless we meet a specified consolidated interest coverage ratio incurrence test, the level of permitted borrowings under the Amended Facility is limited to 20% of our consolidated net tangible assets determined as of the end of our most recently completed four fiscal quarters for which internal financial statements are available.
The Amended Facility is secured by 12 of our offshore supply vessels, or OSVs, and associated personalty, with an aggregate fair market value in excess of $400.0 million, or 200% of our current level of permitted borrowings. Our other principal subsidiaries remain as guarantors of the obligations of Hornbeck Offshore Services, LLC under the Amended Facility. We can use the amounts we draw under the Amended Facility for working capital and general corporate purposes, including acquisitions, newbuild and conversion programs and other capital expenditures. Neither we nor any of our affiliates have any material relationship with any of the parties to the Amended Facility apart from our ownership of our subsidiaries, the administrative agent acting as trustee under the indentures governing the Company’s senior notes and ordinary banking relationships.
Borrowings under the Amended Facility accrue interest, at our option, at either a variable rate of interest equal to (i) the London Interbank Offered Rate, plus a margin of 2.25% to 3.25%, or (ii) the greatest of (a) the prime rate announced by Wells Fargo Bank, N.A. in San Francisco, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the London Interbank Offered Rate plus 1%, plus in each case a margin of 1.0% to 2.0%. We are also required to pay a commitment fee on available but unused amounts of 0.5%. The interest rate margin and commitment fee are based on our total debt-to-capitalization ratio (as defined in the Amended Facility).
Our ability to draw funds under the Amended Facility is conditioned upon various terms and conditions including, without limitation, customary representations and warranties being true at the time of the borrowing and upon no event of default under the Amended Facility existing or resulting from the receipt of such funds.
The Company has not yet made any borrowings under the Amended Facility. Therefore, the Company has $200.0 million of borrowing capacity immediately available.
The First Amendment amended the facility to, among other things,

•	reduce the borrowing base from $300.0 million to $200.0 million;

•	increase the unused commitment fee to 50 basis points for all pricing levels;

•	increase the London Interbank Offered Rate spreads on funded borrowings by 25 basis points for all pricing levels;

•
increase the minimum collateral-to-loan value ratio from 150% of the borrowing base to 200% of the borrowing base, which resulted in an increase in the number of vessels pledged from 10 OSVs valued in excess of $450 million to 12 OSVs valued in excess of $400 million;

•	delay the previously scheduled step-down in the total debt-to-capitalization ratio, as defined, from 55% to 50% by six quarters to commence with the fiscal quarter ending September 30, 2018;

•
reduce the minimum interest coverage ratio from 3.00x to 1.00x with a step-up to 1.25x for the fiscal quarter ending September 30, 2018 and a step-up to 1.50x for the fiscal quarter ending March 31, 2019;

•
allow the Company the option of making a one-time election to suspend the interest coverage ratio for a holiday period of no more than four quarters, ending no later than December 31, 2017, with a single permitted rescission. If the Company elects to exercise the interest coverage holiday, then the borrowing base will be capped at $75 million during the holiday and the LIBOR spreads for funded borrowings will be increased by an additional 50 basis points during and after the interest coverage holiday;

•	limit the Company's cash balance to $50 million at any time the revolving credit facility is drawn;

•
increase minimum liquidity (cash and credit facility availability) required for prepayment of the Company's 2019 convertible senior notes, 2020 senior notes, and 2021 senior notes from $100.0 million to $150.0 million subject to a maximum senior secured leverage ratio of 2-to-1;

•
permit the Company to create one or more Investment Entities, as defined. The Investment Entities would be capitalized (i) by the Company, by transferring certain vessels identified in the First Amendment and (ii) by one or more unaffiliated third parties, by depositing cash, with the cash funding being available for acquisitions;

•
amend the definitions of EBITDA and Pro Forma EBITDA to provide that, commencing with the earlier of (a) the first full fiscal quarter after the expiration of the interest coverage holiday and (b) the fiscal quarter ending March 31, 2018, or the Applicable Period, and until the third immediately following fiscal quarter thereafter, EBITDA and Pro Forma EBITDA, as applicable, shall mean, with respect to the Company and its consolidated subsidiaries, (a) for the Applicable Period, EBITDA, or Pro Forma EBITDA, as applicable, for such fiscal quarter multiplied by four, (b) for the Applicable Period and the immediately following fiscal quarter, EBITDA, or Pro Forma EBITDA, as applicable, for such fiscal quarters multiplied by two, and (c) for the Applicable Period and the two immediately following fiscal quarters, EBITDA, or Pro Forma EBITDA, as applicable, for such fiscal quarters multiplied by one and one-third;

•
reduce the amount of liens permitted to secure debt (other than the Amended Facility) of any loan party from $50 million at any one time to $15 million, and to prohibit such liens during the interest coverage holiday;

•
condition Restricted Payments, as defined, on pro forma compliance with the interest coverage ratio and the total debt-to-capitalization ratio and compliance with a maximum senior secured leverage ratio of 2-to-1;

•
increase the amount of cash or cash equivalents on deposit or unused availability under the Amended Facility or a combination of both from $20 million to $100 million and require a maximum senior secured leverage ratio of 2-to-1 in order to permit a loan party to merge with another person, acquire or form a new subsidiary, make an investment (other than in an Investment Entity) or acquire any vessel or other capital assets; and

•
limit sales or other dispositions of property or subsidiaries owning properties, other than inventory, certain equipment or investments in the Investment Entities, to (i) less than twenty percent (20%) of the consolidated net tangible assets of the Company if at the time of such sale or disposition the senior secured leverage ratio is less than or equal to 2-to-1, or (ii) less than ten percent (10%) of the consolidated net tangible assets of the Company if at the time of such sale or disposition the senior secured leverage ratio is greater than 2-to-1.

The foregoing is only a summary of some of the more significant amendments. It is not necessarily complete and is qualified by the full text of First Amendment to Second Amended and Restated Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

(d)        Exhibits.

10.1
First Amendment to Second Amended and Restated Credit Agreement dated as of July 29, 2016 by and among the Company and one of its subsidiaries, Hornbeck Offshore Services, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: August 4, 2016	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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